Exhibit 10(n)(1)

SUPPLEMENT TO INDUCEMENT AGREEMENT WELLMAN OF MISSISSIPPI, INC.

This Supplement to Inducement Agreement (this "Supplement") is made and entered into as of June 30, 1999, by and among the Mississippi Department of Economic and Community Development ("MDECD") acting for and on behalf of the State of Mississippi (the "State"), the Mississippi Major Economic Impact Authority (the "Authority"), the Mississippi Business Finance Corporation ("MBFC") and Wellman of Mississippi, Inc. (the "Company").

WITNESSETH:

WHEREAS, the parties hereto are party to that certain Inducement Agreement (the "Inducement Agreement") dated as of April 17, 1996 by and among such parties as well as the Mississippi Department of Education, Hancock County, Mississippi, Hancock County Tax Assessor, Hancock County Port and Harbor Commission, and Pearl River Community College; and

WHEREAS, pursuant to the terms of the Inducement Agreement, the Company has proceeded to acquire and construct a manufacturing facility in the Port Bienville Industrial Park in Hancock; and

WHEREAS, pursuant to the terms of the Inducement Agreement, the proceeds of the Impact Bonds and certain investment proceeds thereof were utilized to finance a portion of the costs of the Project and the Facilities Related to the Project; and

WHEREAS, the Inducement Agreement provides that if the proceeds of the Impact Bonds are expanded as set forth in the Inducement Package, the Company will reimburse the MDECD certain amounts if the Company fails to meet certain standards set forth therein (the "Production Standards"); and

WHEREAS, the Production Standards require that the Company employ at least 150 people at the Project in each of the First Measurement Period, the Second Measurement Period and the Third Measurement Period; and

WHEREAS, the Inducement Agreement provides that the First Measurement Period will begin when the Project has reached Production Capacity; and

WHEREAS, the parties are willing to amend the Inducement Agreement by (i) revising the definition of Production Capacity so that the Production Standards become effective at an earlier date than that set forth in the Inducement Agreement, and (ii) adding a Fourth Measurement Period requiring the Company to reimburse the MDECD additional sums if the Production Standards are not satisfied during said additional period; and

WHEREAS, the Inducement Agreement provides that any amendment thereto shall be in writing and signed by all parties who are affected by such amendment or their respective successors and assigns; and

WHEREAS, the amendments set forth herein affect only the parties signing this Supplement.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

Section 1. Definitions. All capitalized terms used herein and not defined herein shall have the same meanings ascribed thereto in the Inducement Agreement.

Section 2. Measurement Periods. Section 5(l) shall be revised by adding thereto a new paragraph "E" which shall read as follows:

"E. If fewer than 150 people are employed at the Project in the Fourth Measurement Period, the Company will reimburse MDECD $6,000,000."

Section 3. Production Capacity. The definition of "Production Capacity" set forth in Section 5(ll)(D)(2) of the Inducement Agreement shall be revised to read as follows:

"Production Capacity is defined as the date following (i) the expenditure by the Company of not less than Three Hundred Million Dollars ($3,000,000) (not including the value of any inducements referenced in this Agreement) at the Site, and (ii) the equipment at the Site has an annual stated production capacity of at least six hundred million (600,000,000) pounds of first quality product and production has commended."

Section 4. Fourth Measurement Period. Following Section 5(ll)(C)(3), there shall be added the following:

"4. The Fourth Measurement Period will commence immediately after the Third Measurement Period is complete."

Section 5. Corresponding Change. The last paragraph of Section 5(l)(A) shall be amended to read as follows: If the Company is required to reimburse the MDECD any amounts pursuant to (A) above, the provisions set forth in (B), (C), (D) and (E) below shall be automatically and immediately terminated and shall be deemed null and void.

Section 6. Clarification. The fourth line of Section 5(l)(A) shall be amended to read as follows: "equal to the greater of (i) the difference between Three Hundred Million Dollars".

Section 7. Affirmation of Inducement Agreement. Except as specifically set forth herein, the terms of the Inducement Agreement are hereby ratified, confirmed and remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date first above written.

State of Mississippi By: Department of Economic and Community Development By: /s/ Robert T. Smira for Jimmy Heidel Dep. Dir.
Mississippi Business Finance Corporation By: /s/ Brian Barry________________________ Executive Director

Mississippi Major Economic Impact Authority By: Robert T. Smira for Jimmy Heidel Dep. Dir.
Wellman of Mississippi, Inc. By: /s/ Keith R. Phillips____________________